Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350
I, Valentin P. Gapontsev, Chairman and Chief Executive Officer of IPG Photonics Corporation (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Date: March 29, 2007

/s/ Valentin P. Gapontsev
Valentin P. Gapontsev
Chairman and Chief Executive Officer
(Principal Executive Officer)
A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to IPG Photonics Corporation and will be retained by IPG Photonics Corporation and furnished to the Securities and Exchange Commission or its staff upon request.